Offering Statement for
VirZOOM, Inc. (“VirZOOM”)

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Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  VirZOOM, Inc.

Eligibility

  The following are true for VirZOOM, Inc.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Eric Janszen

  Dates of Board Service
  02/2015 - Current
  Principal Occupation
  Chief Executive Officer
  Positions with VirZOOM, Inc.

  Director/Board Member

  Dates of Service
  02/2015 - Current
  Business Experience

  VirZoom Inc

  Principal Business
  Video Game
  Title
  Co-Founder, President and Chief Executive Officer
  Dates of Service
  02/2015 - Current
  Responsibilities

  Responsible for all major fundraising, recruitment as well as development and implementation of strategic business decisions.

  iTulip

  Principal Business
  Financial Services
  Title
  Founder & President
  Dates of Service
  03/2006 - Current
  Responsibilities

  Founder of global online economics and financial services community founded in 1998 with more than eight million visitors that Gill Griffeth of CNBC called "...the place to go for a contrary view of the markets."

  Eric Malafeew

  Dates of Board Service
  02/2015 - Current
  Principal Occupation
  Chief Technology Officer
  Positions with VirZOOM, Inc.

  Director/Board Member

  Dates of Service
  02/2015 - Current
  Business Experience

  VirZOOM

  Principal Business
  Video Game
  Title
  Co-Founder and Chief Technology Officer
  Dates of Service
  02/2015 - Current
  Responsibilities

  The VirZOOM Chief Technology Officer (CTO) is responsible for overseeing all technical aspects of the company, its gaming products and its hardware development. The CTO works with Chief Executive Officer and the board to grow the company through the use of technological resources.

  Harmonix Music Systems

  Principal Business
  Video Game
  Title
  Lead Engineer, Technical Director, Chief Architect
  Dates of Service
  12/2000 - 02/2015
  Responsibilities

  Responsible for driving and owning the technical development Harmonix gaming software and hardware integration.

  Sonny Tahiliani

  Dates of Board Service
  02/2015 - Current
  Principal Occupation
  CEO
  Positions with VirZOOM, Inc.

  Director/Board Member

  Dates of Service
  02/2015 - Current
  Business Experience

  mKues

  Principal Business
  Technology
  Title
  Co-Founder and Chief Executive Officer
  Dates of Service
  11/2015 - Current
  Responsibilities

  Responsible for board administration and support, senior level company recruitment and management, fundraising, shareholder relations and all strategic decisions.

  BMO (Bank of Montreal) Asset Management U.S.

  Principal Business
  Financial Services
  Title
  Senior Investment Analyst-Buy Side
  Dates of Service
  01/2009 - 01/2014
  Responsibilities

  Independent buy side consultant to legendary global portfolio strategist Don Coxe & team for seven commodity, value/long BMO funds.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Eric Janszen

  Positions with VirZOOM, Inc.

  Co-Founder, President, and Chief Executive Officer

  Dates of Service
  02/2015 - Current
  Responsibilities

  Responsible for all major fundraising, recruitment as well as development and implementation of strategic business decisions.

  Business Experience

  VirZoom Inc

  Principal Business
  Video Game
  Title
  Co-Founder, President and Chief Executive Officer
  Dates of Service
  02/2015 - Current
  Responsibilities

  Responsible for all major fundraising, recruitment as well as development and implementation of strategic business decisions.

  iTulip

  Principal Business
  Financial Services
  Title
  Founder & President
  Dates of Service
  03/2006 - Current
  Responsibilities

  Founder of global online economics and financial services community founded in 1998 with more than eight million visitors that Gill Griffeth of CNBC called "...the place to go for a contrary view of the markets."

  Eric Malafeew

  Positions with VirZOOM, Inc.

  Co-Founder and Chief Technology Officer

  Dates of Service
  02/2015 - Current
  Responsibilities

  The VirZOOM Chief Technology Officer (CTO) is responsible for overseeing all technical aspects of the company, its gaming products and its hardware development. The CTO works with Chief Executive Officer and the board to grow the company through the use of technological resources.

  Business Experience

  VirZOOM

  Principal Business
  Video Game
  Title
  Co-Founder and Chief Technology Officer
  Dates of Service
  02/2015 - Current
  Responsibilities

  The VirZOOM Chief Technology Officer (CTO) is responsible for overseeing all technical aspects of the company, its gaming products and its hardware development. The CTO works with Chief Executive Officer and the board to grow the company through the use of technological resources.

  Harmonix Music Systems

  Principal Business
  Video Game
  Title
  Lead Engineer, Technical Director, Chief Architect
  Dates of Service
  12/2000 - 02/2015
  Responsibilities

  Responsible for driving and owning the technical development Harmonix gaming software and hardware integration.

  Sonny Tahiliani

  Positions with VirZOOM, Inc.

  Secretary

  Dates of Service
  02/2015 - Current
  Responsibilities

  Ensuring the integrity of the governance framework, and ensuring compliance with statutory and regulatory requirements and implementing decisions made by the Board of Directors.

  Business Experience

  mKues

  Principal Business
  Technology
  Title
  Co-Founder and Chief Executive Officer
  Dates of Service
  11/2015 - Current
  Responsibilities

  Responsible for board administration and support, senior level company recruitment and management, fundraising, shareholder relations and all strategic decisions.

  BMO (Bank of Montreal) Asset Management U.S.

  Principal Business
  Financial Services
  Title
  Senior Investment Analyst-Buy Side
  Dates of Service
  01/2009 - 01/2014
  Responsibilities

  Independent buy side consultant to legendary global portfolio strategist Don Coxe & team for seven commodity, value/long BMO funds.

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  Eric Janszen

  Securities
  3,070,200
  Class
  Common stock
  Voting Power
  45.0%

  Eric Malafeew

  Securities
  2,949,800
  Class
  Common stock
  Voting Power
  43.3%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  VirZOOM’s mission is to make the world a healthier place one virtual kilometer of fun at a time by harnessing the power of VR to motivate exercise with virtual reality exercise games.

  Starting in April 2015 VirZOOM created the world’s first Virtual Reality Exercise Game (VREG) platform comprised of content, controller, licensed controller technology, web services application, software development kit (SDK), and IP.

  To bring the VREG concept to market the company developed and incorporated proprietary VREG controller sensors, Bluetooth circuits and firmware into an exercise bike based VREG controller that the company sells as a VZ Controller product direct and via retailers including Amazon and ABT.

  Sales of first generation VirZOOM June 2016 product allowed the company to develop and identify several kinds of VREGs that appeal to a range of VR fitness consumer audiences for the platform.

  The VirZOOM platform has since 2016 been available for the three major PC and console-based VR systems including Sony PlayStation VR (PSVR), HTC Vive, and Oculus Rift. In Q2 2017 company plans to ship its first commercial VREG content for major mobile VR platforms Google Daydream, Samsung S8, and Snapdragon VR.

  The company entered the VR fitness market in 2016 via the narrow audience of consumers who are hardcore gamers, gaming PC and gaming consoles users, and early adopters of expensive (approximately $700 - $2000) tethered VR systems. The total combined VirZOOM and tethered VR system cost ranges from approximately $1,100 to $2,400.

  The company intends to expand its VR fitness market reach via the broad consumer audience of mobile devices users in 2017 with a second generation product by making its mature VREG platform content and technology available for inexpensive (approximately $50 - $300) mobile VR systems.

  The company plans to ship in 2017 a low cost VZ Sensor that can attach to the majority of stationary exercise bikes in use and in production to provide an entry level VirZOOM system for mobile. The total VirZOOM plus mobile VR entry-level system cost is expected to range from approximately $150 to $400.

  Exit opportunities for VirZOOM range from acquisition by one of its fitness equipment partners to digital health partners to major game studios engaged in VR game content creation to sports industry players to an IPO.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in VirZOOM, Inc. speculative or risky:

    VirZOOM is highly dependent on the success of Virtual Reality (VR).

    VirZoom is creating a new category of gaming in vSports. We have proven the attractiveness of our gaming software and hardware, however our growth does rely on the adoption of retail ready VR as a whole. VirZOOM does not build or sell Virtual Reality headsets and customers must have or purchase a VR headset in order to play. Any changes to the adoption of VR may adversely affect the attachment rates of VirZOOM. Similarly any negative press regarding VR may also adversely affect the perception of VirZOOM and its corresponding unit sales.

    VirZOOM may be adversely affected by any changes in relations between the United States and China as well as between the United States and Mexico.

    VirZOOM currently manages the supply chain and manufacturing process for our hardware bike controller using production facilities in China and Mexico to create the end user finished goods. As such, we are subject to the same challenges and risks as any product or company with international suppliers and manufacturing, including but not limited to, changes in raw material pricing, import/export taxes or regulations related to the three countries.

    VirZOOM Arcade is dependent on 3rd party platforms.

    VirZOOM is distributed on 3rd party platforms such as STEAM and PSN. As such, VirZOOM Arcade access may be limited or cease entirely if either platform were to close or change operations. VirZoom has taken steps to ensure that games can be played offline, however gamestate (saved games) and fitness progress rely on online connectivity.

    VirZOOM business operations, e-commerce and wholesale fulfilment is dependent on 3rd party cloud infrastructure.

    VirZOOM, like many businesses, is dependent on cloud infrastructure such as AWS and Heroku. Any outages or incidents to these services may have an adverse and temporary effect on both the product and the company. Repeated outages on these services may adversely affect the reputation of VirZOOM.

    VirZOOM’s current liquidity is limited, additional financing will be required in order to fund the Company.

    VirZOOM is not currently operationally break-even. The Company is funding its operations, R&D and manufacturing production principally through investment such as the existing 2015 Convertible Note, this Net Capital offering and securing a Series A investment. As with any company that is not able to fund operations through sales, there is a risk that VirZOOM is not able to secure additional or sufficient financing prior to becoming operationally break-even and would run out of cash.

    If we fail to accurately forecast seasonal demand for our VZ Controllers, our results of operations for the entire fiscal year may be materially adversely affected.

    Historically, a high percentage of our consumer gaming product annual sales have been attributable to the winter holiday selling season. Like many manufacturers of consumer electronics products, we must make merchandising and inventory decisions for the winter holiday selling season well in advance of actual sales. Further compounding the difficulty of this forecasting are other fluctuations in demand for the consumer electronics products that work with our VZ Controllers, often due to the same seasonal influences, as well as technological advances and new models which are often introduced later in the calendar year. Inaccurate projections of demand or deviations in the demand for our products may cause large fluctuations in our fourth quarter results and could have a material adverse effect on our results of operations for the entire fiscal year.

    Our products require ongoing research and development and we may experience technical problems or delays and we may not have the funds necessary to continue their development, which could lead our business to fail.

    Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, for example, unexpected technical problems or the possible insufficiency of funds for completing development of these products. If we experience technical problems or delays, further improvements in our products and the introduction of future products could be delayed, and we could incur significant additional expenses and our business may fail.

    We anticipate that we will require additional funds to maintain our current levels of expenditure for research and development of new products and technologies, and to obtain and maintain patents and other intellectual property rights in these technologies, the timing and amount of which are difficult to forecast. Any funds we need may not be available on commercially reasonable terms or at all. If we cannot obtain the necessary additional capital when needed, we might be forced to reduce our research and development efforts which would materially and adversely affect our business. If we attempt to raise capital in an offering of shares of our common stock, preferred stock, convertible securities or warrants, our then-existing stockholders’ interests will be diluted.

    We depend on advances in technology by other companies and if those advances do not materialize, some of our anticipated new products could be delayed or cancelled.

    We rely on and will continue to rely on technologies and hardware (including VR Headsets, Mobile VR Platforms and exercise bikes) that are developed and produced by other companies. The commercial success of certain of our planned future products will depend in part on advances in these and other technologies by other companies. We may, from time to time, contract with and support companies developing key technologies in order to accelerate the development of them for our specific uses. Such activities might not result in useful technologies or components for us.

    We depend on third parties to manufacture our VZ Controllers.

    We do not manufacture the electronic or hardware components which are used in our products. Instead, we purchase them from third party suppliers or rely on third party independent contractors for these integrated circuit chip sets and other critical components, some of which are customized or specially made for us. We also may use third parties to assemble all or portions of our products. Some of these third party contractors and suppliers are small companies with limited financial resources. If any of these third party contractors or suppliers were unable or unwilling to supply these upstream components to us, we would be unable to manufacture and sell our products until a replacement supplier could be found. We cannot assure investors that a replacement third party contractor or supplier could be found on reasonable terms or in a timely manner. Any interruption in our ability to manufacture and distribute our products could cause our business to be unsuccessful and the value of investors’ investment in us may decline.

The Offering

VirZOOM, Inc. (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $500,000 and $999,999 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $500,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  The purpose of this offering to sell up to approximately $1,000,000 worth of common stock at $0.94 per share at a company valuation of $8,000,000 which does not include the value of the not yet converted 2015 Convertible Note.

  Starting in Q1 2017 VirZOOM has begun to execute on its next phase of development as a virtual reality exercise platform game company. The company launched 25 third party “vSports Centers” at high-end video gaming centers and VR arcades across the U.S. to demonstrate VirZOOM and sell vSports Systems comprised of the VZ Controller, VirZOOM Arcade games, a VR headset and PC or console. This is the first step toward developing a vSports operations platform to reduce the cost of customer acquisition to generate profitable growth. In 2017 the company intends to expand vSports operations to include major health club chains and college sports organizations.

  Additionally, VirZOOM intends to license components of VZ Controller technology and IP to OEM partners in the fitness equipment industry who have the means to manufacture, market, distribute, and support millions of VirZOOM compatible exercise bikes for commercial and home markets. In parallel the mobile VR installed base will grow to millions of users. Deployment of 5G networks will speed the downloading of mobile VZ content from mobile content stores like Google Play.

  Use of funds from sales of securities is to continue to further develop the vSports platform, instituting the recurring revenue model, achieving reductions in Cost of Goods Sold and increasing sales volumes at higher Average Selling Price to achieve cash flow breakeven by Q4 2017. Increasing the VirZOOM consumer base and overall visibility will directly impact VirZOOM’s ability to license technology, IP and secure significant partnerships. Any additional funds from the Net Capital raise will be used in accordance with board-approved strategic decisions with investments in R&D to increase gross margin through licensing opportunities and reduction in Cost of Goods Sold as well as pursuing additional recurring revenue opportunities.

  Factors considered when allocating use of funds are operating runway of the company, inventory production break-points to achieve lower per unit COGS, evolution and success of sales and distribution channels, as well as the evolution of VR technology and the resulting strategic corporate partnerships.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$500,000	$999,999
Less: Offering Expenses	$24,500	$49,000
Net Proceeds	$475,500	$950,999
Working Capital	$332,850	$427,950
Inventory Production	$71,325	$190,200
R&D Software	$0	$47,550
R&D Hardware	$0	$95,100
vSports Operations Management	$71,325	$190,200
Total Use of Net Proceeds	$475,500	$951,000
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and VirZOOM, Inc. must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common stock stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common stock stock at an offering price of $0.94 per share.
  Do the securities offered have voting rights?
  The shares of Common stock stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common stock	20,000,000	6,820,000	Yes	issued as stock to founders and early employees

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
Convertible Debt

  Pursuant to a Note Purchase Agreement, dated as of April 3, 2015, as amended (the “2015 NPA”), VirZoom has issued promissory notes in the aggregate principal amount of $4,723,000, on which accrued but unpaid interest of $487,140.85 is outstanding as of 3/31/17. VirZoom is intending to raise an additional $822,000 under the 2015 NPA. Interest is calculated from time of individual investment at 8% and adjusts on 4/1/17 to 1.01% (which was the Applicable Federal Rate as of the date this rate adjustment was approved by the noteholders).The convertible notes plus accrued Interest will convert into a number of shares at a price that is equal to the quotient obtained by dividing the $5,500,000 convertible notes valuation cap by the total of all then-outstanding shares of capital stock, and warrants or options to acquire capital stock (including any increase shares reserved, or required to be reserved, as a result of an equity financing in connection with which the notes are converted but not including any common shares issued through Net Capital offering). The conversion of the notes is triggered by either a Subsequent Qualified Financing event of greater than $2,000,000 and not associated with any Net Capital Fundraise, or by a maturity based conversion on March 31st, 2018.For illustrative purposes, please consider the following two sets of scenarios: 1) Maturity based conversion assuming additional $822,000 note investment on April 1st, 2017. If the convertible notes were to hypothetically mature and convert on March 31st, 2018 with accrued interest calculated through March 31st, 2018 and no expanded option pool, the conversion share price for the 2015 convertible notes per the above equation would be $0.62/share which would produce 9,686,674 total additional shares. If the same hypothetical conversion were to create an option pool with a post-conversion value of 10%, the 2015 convertible notes would convert at $0.43/share with the total share breakdown as follows: 11,567,123 shares held by the company as common stock, options and options reserved for issuance and 12,703,736 shares created by the conversion of the 2015 convertible notes.2) Conversion based on subsequent qualified financing of $4,000,000 on March 31st, 2018, assuming additional $822,000 note investment on April 1st, 2017.A different set of hypothetical scenarios to consider follows a $1,000,000 sale of shares at $0.94/share through Net Capital and the 2015 notes converting simultaneously with a theoretical $4,000,000 Series A, which is contingent upon a specified post-money valuation of the company. Assuming VirZOOM creates an option pool worth 10% of a post-money valuation of $30,000,000 the $4,000,000 Series A investor would have 3,906,052 preferred shares (or 13.3%), the 2015 notes would convert into 12,733,906 preferred shares (or 43.5%), the 1,060,840 shares purchased through Net Capital would be worth 3.6% and existing company founders stock, options and options reserved for issuance would be equal 30.1% in addition to the newly created 10% option pool.If a similar scenario were to be executed without the expanded option pool but with a $25,000,000 post-money valuation instead, the $4,000,000 Series A investor would have 3,727,146 preferred shares (or 16.0%), the 2015 notes would convert into 9,686,674 preferred shares (or 41.6%), the 1,060,840 shares purchased through Net Capital would be worth 4.6% and existing company founders stock, options and options reserved for issuance would be equal 37.9%.Any creation of an option pool in addition to the Series A percentage ownership of a specified post-money valuation are subject to negotiation between a potential Series A investor and The Company and would be subject to approval by the existing note holders. The value of the 2015 notes interest will be calculated at the date of conversion.

		0
warrants	There are $9,500 of warrants to convert at the same terms as the 2015 NPA upon exercise or conversion.	0
Options	Common stock options that are issued but are currently unexercised. All stock options vest over a 48-month period and options to purchase 729,240 shares of common stock are vested as of April 1, 2017. Exercise prices range from $0.0001 to $0.94, with an average exercise price of $0.38.	1,666,720
Options	Reserved for issuance by the company, not issued and not outstanding.	333,280
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  The conversion of the 2015 NPA as well as the creation of any option pool will significantly increase the number of shares outstanding. This will in turn dilute the securities being offered on Net Capital proportionally. The intent is that the securities issued upon conversion of the 2015 NPA and outstanding warrants will become Series A preferred shares. This means that if the company must liquidate and pay all creditors and bondholders, common stockholders will not receive any money until after the preferred shareholders are paid out. Second, the dividends of preferred stocks are different from and generally greater than those of common stock. These are terms that are anticipated to be negotiated for the anticipated Series A.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the holder of a majority of the voting rights in the company, our majority shareholders may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  At current levels of ownership, Eric Janszen and Eric Malafeew represent a majority ownership of VirZoom, Inc. and could theoretically make decisions that are not in minority shareholders’ best interests.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  In December 2016, the Company secured a term sheet for a preferred stock financing with a pre-financing valuation of $16,000,000. At that point in time, the convertible note plus interest was equal to approximately $4,500,000 with an $8,000,000 cap. Assuming a 2x conversion of the notes, the value of the Company was approximately $7,000,000.

  For the purposes of pursuing a mutually exclusive sales contract, VirZOOM did not complete the above listed preferred stock financing. In the approximate four months following the December term sheet, VirZOOM has launched its first successful vSports event. Additionally, since December, VirZOOM has engaged in partnership talks with an international fitness equipment brand, is negotiating an international distribution contract with prepayment terms, has received numerous press accolades and has continued sales through direct and secondary channels. We place this increase in value, company exposure and potential at approximately $250,000 per month, or an additional $1,000,000.

  This brings the value of the company to approximately $8,000,000. VirZOOM currently has 6,820,000 shares of common stock outstanding and 1,666,720 common stock options issued but not exercised nor fully vested. A share price of $0.94 is the quotient of the $8,000,000 valuation divided by 8,486,720 shares.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  Netcapital investors with a minority ownership in VirZOOM, Inc. will be subject to the same risks as any investor with a minority stake in the company. Principally, minority investors will not have the voting rights required to influence company direction at their discretion.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  Corporate actions such as issuance of additional securities or repurchases of securities could influence the share price of securities held by NetCapital investors to decrease or increase respectively. Similarly, a sale of the issuer or assets of the issuer would signal a distribution of funds in relation to the securities held by the individual and the liquidation preferences of said securities.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  KickFurther
  Amount Outstanding
  $70,467
  Interest Rate
  0.0%
  Maturity Date
  May 19, 2017
  Other Material Terms

  Crowdfunded inventory consignment. Payments based on sales on a bi-weekly basis. Target last payment: 5/19/17

  Creditor(s)
  Deferred Bonus
  Amount Outstanding
  $243,000
  Interest Rate
  0.0%
  Maturity Date

  Other Material Terms

  VirZOOM employees have $243,000 in deferred bonuses from 2015 and 2016. These are subject to and only payable upon a successful Series A. These bonuses are not included in a standard compensation and as such are not included in the Company's statutory obligations.

  What other exempt offerings has VirZOOM, Inc. conducted within the past three years?
  Date of Offering
  04/15
  Exemption
  Reg. D, Rule 505
  Securities Offered
  Other
  Amount Sold
  $4,723,000
  Use of Proceeds
  VirZoom has raised $4,732,000 on a 2015 Convertible Note from 65 investors on a rolling basis. As of March 20th, 2017 accrued interest for the Convertible Note is $475,753.89. Without additional investment, the interest will be $487,140.85 on March 31st, 2017. The note has funded all operations and R&D to bring the retail version of VirZoom to market Q3 2016 and has provided continued funding to support company operations since then.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  VirZoom was incorporated in February 2015 and began initial operations focusing on R&D in April 2015. Early operations were funded with a convertible note agreement (the "Notes") with an initial raise of approximately $1.8 million in 2015. VirZoom raised an additional $2.5 million with the issuance of Notes in 2016, and ended December 31, 2016 with a total convertible debt payable of $4,379,000 and accrued interest payable of $397,719. VirZoom continues to raise debt via the issuance of the Notes notes as needed to fund operations and growth. Between January 1, 2017 and March 15, 2017, the Company issued an aggregate of $344,000 in Notes. VirZOOM is authorized to raise up to an aggregate of $5.5 million in Notes without needing to receive approval from existing note holders.

  Pre-sales for VZ Controllers began in December 2015. VirZOOM began shipments in June 2016. VirZOOM 2016 sales were approximately $324,000 with approximately 1200 units shipped to customers, resellers, and partners in 2016. Initial per unit cost of goods sold (COGS) were approximately $330 for the VZ Controllers shipped in Q2 of 2016 and per unit COGS were reduced to approximately $185 for all units shipped in Q4 2016. The target COGS per VZ Controller is $105 by Q4 2017. The plans to achieve this reduction in COGS, include discounts through volume production, centralizing manufacturing proximity, and changes to parts suppliers. There is no guarantee that this reduction in COGS will be achieved.

  VirZOOM intends to improve gross margin in future quarters through licensing of technology to production and distribution partners. Additional positive contributions to gross margin include starting monthly recurring revenue for subscriptions to my.virzoom as well as incremental in-game “DLC” revenue.

  Total expenses related to monthly operations averaged approximately $175,000 per month and $225,000 per month during the years 2015 and 2016 respectively. Our target is for a first profitable quarter in Q4-2017. Our current offering through the NetCapital funding portal will be used to fund operations during the current growth period as well as to fund larger production runs that support increased reduction to per-unit COGS.

  Current company liquidity allows for approximately 4 weeks of operational runway. VirZOOM has continued to raise money with Notes to fund operations. VirZOOM’s ability to issue up to $5.5 million in Notes without additional authorization is not a guarantee that additional funds are available. We believe that in addition to crowdfunding, VirZOOM has several lines of credit available to pursue through both inventory and purchase order financing, and we are also pursuing a Series A round with traditional institutional investors.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  VirZOOM, Inc. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: VirZOOM is the perfect VR headset accessory for game loving fitness enthusiasts.

  A surprisingly effective way to make exercise feel like anything but…

  Combining Virtual Reality and exercise is pretty exciting for to me

  VZ plus PlayStationVR and a PS4 equals a little bit of magic.

  VirZOOM is the only fully realized VR exercise product out there

  These games are fun… and they get you to exercise. What’s not to like?

  You like it? I’m flying tarry I’m flying.

  Could I get in shape using this thing. Sure

  Experience what its like to be high and a horse

  Yo This is the future right here!

  Flying I’m F*ING Flying!

  Introducing the VirZOOM game system

  compatible with: Oculus Rift, PlayStation VR, and HTC Vive

  Effortless Control Accurate pedal speed and direction sensing

  Continuously evolving New games and modes added regularly

  reach your goals custom workouts

  challenge your friends online multiplayer and leaderboards

  VirZOOM virtual reality that moves

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: www.virzoom.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.